Investors:
Kelsey Doherty
McAfee, Inc.
(917) 842-0334
kelsey_doherty@mcafee.com

Media:
Tracy Ross
McAfee, Inc.
(650) 245-8466
tracy_ross@mcafee.com

MCAFEE, INC. REPORTS 26 PERCENT GROWTH ON RECORD REVENUE OF $397 MILLION

Tenth Consecutive Quarter of Double-Digit Year-Over-Year Revenue Growth

Announces Agreement to Acquire Reconnex, Expanding Data Protection Capabilities

SANTA CLARA, Calif., July 31, 2008 – McAfee, Inc. (NYSE: MFE) today reported financial results for the second quarter ended June 30, 2008.

"We are very pleased with our strong execution in the second quarter across all geographies and target markets, further validating that our strategic approach is on the right track," said Dave DeWalt, McAfee's chief executive officer and president. "We believe that continued commitment to driving McAfee's three primary initiatives - extending leadership in endpoint security; interlocking security for the endpoint, network and risk and compliance; and securing emerging platforms including virtual environments and the Web - will position the company for continued industry leadership and solid performance in the second half of this year."

“With our pending acquisition of Reconnex, McAfee expects to redefine the entire data protection market by bringing together a leader in an emerging segment with our comprehensive portfolio of data protection technologies. We expect that Reconnex’s unique ability to learn and automate ongoing data protection will enable us to leapfrog other data protection vendors, reinforcing McAfee’s leadership position in security,” continued DeWalt.

Second Quarter Financial Highlights and Operational Metrics:

$ in Millions, except per share and % data	Q2 2008	Q2 2007	% Change
Total Net Revenue	$396.8	$314.8	26%

GAAP Operating Income	$54.4	$38.8	40%
GAAP Net Income	$47.8	$48.0	0%
GAAP Net Income Per Share (Diluted)	$0.30	$0.29	1%

Non-GAAP Operating Income*	$101.8	$74.0	38%
Non-GAAP Net Income*	$83.8	$67.8	24%
Non-GAAP Net Income Per Share* (Diluted)	$0.52	$0.41	25%

Deferred Revenue	$1,085.8	$907.8	20%
Cash & Marketable Securities	$1,131.3	$1,413.8	(20)%

* A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

Second Quarter 2008 Operating Summary:

•	Revenue grew 26 percent compared with the same period last year, to $397 million in the second quarter of 2008

•	$397 million is record quarterly revenue for McAfee

•	This is the tenth consecutive quarter of double-digit, year-over-year revenue growth

•	Non-GAAP net income of $0.52 per share on a diluted basis is an all-time quarterly record for McAfee

Corporate Business:

•	Revenue grew 32 percent compared with the same period last year, to $240 million in the second quarter of 2008

•	$240 million is record quarterly revenue for McAfee’s corporate business

•	Growth during the quarter was driven by McAfee® Total Protection Endpoint for Mid-Market and Enterprise, Data Protection and McAfee’s Network Security Platform, formerly known as Intrushield

•	In the second quarter of 2008, McAfee closed 346 deals over $100,000, including 45 deals over $500,000 and 21 deals over $1 million. 21 deals over $1 million is a record for the company

Consumer Business:

•	Revenue grew 18 percent compared with the same period last year, to $157 million in the second quarter of 2008

•	The consumer business has grown double-digits year-over-year for 13 of the last 14 quarters

•	In the second quarter of 2008, McAfee signed or extended 14 agreements and launched 68 new or enhanced online partnerships

North America:

•	Revenue grew 25 percent to $204 million in the second quarter of 2008, compared with $163 million in the second quarter of 2007

•	North American revenue accounted for 51 percent of total revenue for the second quarter of 2008 compared with 52 percent of total revenue for the second quarter of 2007

International:

•	Revenue grew 27 percent to $193 million in the second quarter of 2008, compared with $152 million in the second quarter of 2007

•	McAfee had double-digit growth across all geographies in the second quarter of 2008

•
Compared with the second quarter of 2007, revenue from Europe, the Middle East and Africa grew by 28 percent, Asia Pacific grew by 31 percent, Latin America grew by 44 percent and Japan grew by 13 percent

•	International revenue accounted for 49 percent of total revenue for the second quarter of 2008 compared with 48 percent of total revenue for the second quarter of 2007

Partnerships:

Corporate:

•
McAfee announced the McAfee Content Security Blade Server, based on Hewlett-Packard’s (HP) market leading hardware. The blade server is included with McAfee Total Protection for Network Security, strengthening McAfee’s leadership position in network security. McAfee also announced its membership in the HP BladeSystem Solution Builder Program. Together McAfee and HP will enable customers who manage high-volume network traffic to run their businesses more securely.

•
Gemalto and McAfee announced a new integrated solution that enables PC and laptop users secure and convenient access to fully encrypted disks through strong, secure, hardware-based, two factor authentication

•	McAfee announced participation in the VMWare Alliance Affiliate Initiative where channel partners are incented to sell McAfee security solutions with their virtualization engagements

Consumer:

•
McAfee announced a worldwide agreement with HP to provide a 60-day trial of pre-installed McAfee® Total Protection Software on HP commercial desktop computers and notebooks. The service, available immediately, is targeted at small business customers

•
McAfee announced a new McAfee announced a new exclusive partnership with Toshiba to provide a 30-day free trial of McAfee® Internet Security Suite with SiteAdvisor® on Toshiba laptop computers destined for the consumer and small and medium-size business channels in Europe, the Middle East and Africa

•
McAfee and Yahoo! announced a partnership to deliver a safer Web search experience through Yahoo! Search. The new SearchScan feature by Yahoo! Search provides always-on alerts to users for “risky” sites with security concerns such as spyware, adware and other malicious software that can infect and damage a user’s PC

•
McAfee announced two new services that combine the industry-leading technologies of McAfee SiteAdvisor and recently acquired ScanAlert. McAfee Secure Search Service, delivering one of the safest online search experiences for consumers, and McAfee SECURE™ for Web Sites, the most comprehensive security scanning and trust mark in the industry to date, will create a more secure Internet experience for millions of consumers

Balance Sheet and Cash Flow Summary:

At June 30, 2008, the company reported cash and marketable securities of $1.131 billion, compared with $1.293 billion at the end of the first quarter of 2008. The change reflected the company’s repurchase of approximately 7.1 million shares of its common stock for $256 million under the company’s stock repurchase program. This outflow was partially offset by $80 million of operating cash flow and $33 million of proceeds from the exercise of stock options.

During the second quarter of 2008, the company generated approximately $80 million in cash flow from operations, compared with $85 million in the same quarter last year. This change includes a $22 million increased investment year-over-year in new partnerships we entered into in the first half of 2008. Days sales outstanding were 46 days, unchanged from the second quarter of 2007.

Deferred revenue was $1.086 billion at the end of the second quarter of 2008, a 20 percent increase over the June 30, 2007 balance and a record for McAfee. Approximately 80 percent of revenue during the second quarter of 2008 came from prior period deferred revenue.

Reconnex Acquisition:

McAfee today announced a definitive agreement to acquire privately owned Reconnex for $46 million in cash.  Reconnex is a leading data loss prevention company with unique technology that learns and adapts to automate the ongoing protection of data. Reconnex’s technology helps an organization protect all the information assets on its network without requiring upfront knowledge of what needs to be protected, regardless of how that information is stored, secured or communicated.

Reconnex’s products align with McAfee’s vision to provide a complete data protection and compliance solution to its customers, meeting the significant demand for adaptive data protection. With more than 60 million nodes managed by McAfee ePolicy Orchestrator® (ePO™) today, McAfee can bring automated, centrally managed and adaptive protection to its existing customer base and further help users enhance the value of their current ePO investments.

The acquisition is expected to close in the third quarter of 2008. McAfee expects that following the closing, Reconnex’s technologies will be included in McAfee’s Data Protection product business unit. For additional information, please reference the acquisition landing page at http://www.mcafee.com/enddataanxiety.

Financial Outlook:

McAfee expects net revenue in the third quarter of 2008 of $390 million to $400 million.

The company expects third quarter 2008 GAAP net income of $0.27 to $0.32 per share and non-GAAP net income of $0.46 to $0.50 per share on a diluted basis.

McAfee expects net revenue for the full-year 2008 of $1.535 billion to $1.585 billion.

The company expects full-year 2008 GAAP net income of $1.12 to $1.22 per share and non-GAAP net income of $1.90 to $2.00 per share on a diluted basis.

This 2008 guidance reflects an assumed 29 percent GAAP tax rate and a 27 percent non-GAAP tax rate for the full-year 2008. In addition, guidance does not reflect the future impact of the company’s stock repurchase program. Guidance also reflects our current expectations regarding the acquisition of Reconnex which assumes GAAP earnings per share dilution of approximately $0.05 and non-GAAP earnings per share dilution of approximately $0.03 for 2008. See the reconciliation of projected GAAP net income per share to projected non-GAAP net income per share attached to this press release.

Conference Call Information:

•
The company will host a conference call today at 1:30 P.M. Pacific, 4:30 P.M. Eastern to discuss its quarterly results. Participants should call (800) 809-7467 (U.S. toll-free) or (706) 679-4671 (international). The passcode is 50872557.

•	Attendees should dial in at least 15 minutes prior to the conference call
•	A replay of the call will be available until August 14, by calling (800) 642-1687 (U.S. toll-free) or (706) 645-9291 (international)
•	A Web cast of the call may also be found on the Internet through McAfee’s Investor Relations Web site at http://investor.mcafee.com

Disclosure Statements and Discussion of Non-GAAP Financial Measures:

Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider adjusted gross profit, operating income and net income, which we refer to as “non-GAAP gross profit,” “non-GAAP operating income” and “non-GAAP net income.” In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, management excludes certain items to facilitate its review of the comparability of the company's operating performance on a period-to-period basis because such items are not, in management's review, related to the company's ongoing operating performance.

Non-GAAP gross profit excludes amortization of purchased technology and patents, non-cash stock-based compensation charges and stock-based compensation charges related to tender offer. Non-GAAP net income and non-GAAP operating income exclude amortization of purchased technology, patents and intangibles, non-cash stock-based compensation charges and stock-based compensation charges related to tender offer, acquisition related costs, loss on sale/disposal of assets and technology, restructuring (benefits) charges, SEC and compliance costs, legal settlement for a patent-related matter, impairment of marketable securities, provision for income taxes and certain other items. Management used a 27 percent non-GAAP effective tax rate to calculate non-GAAP net income in 2008 and 2007. Management believes that the 27 percent effective tax rate in each respective period is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. In addition, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee’s underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP gross profit, operating income and net income or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools. Some of the limitations in relying on non-GAAP net income are:

•
Amortization of purchased technology, patents and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

•
The company regularly engages in acquisition and integration activities as part of its ongoing business. Therefore, we expect to continue to experience acquisition and retention bonuses, in-process research and development charges and integration costs related to acquisition activity in future periods.

•
The company’s income tax expense will ultimately be based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 27 percent rate assumed in our non-GAAP financial measures for 2008 and 2007.

•	Other companies, including companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool.

In addition, many of the adjustments to our GAAP financial statements result in the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future. The company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP gross profit, operating income and net income. For more information, see the consolidated statements of income and the “Reconciliation of GAAP to Non-GAAP Financial Measures” contained in this press release.

Forward-Looking Statements:

This release contains forward-looking statements, which include those regarding the preliminary results for the quarter ended June 30, 2008, guidance on expected operating results for the third quarter of 2008 and full year 2008, expectations regarding the pending acquisition of Reconnex, including those regarding its future plans for Reconnex’s business, the expected closing date of the acquisition, expectations as to growth opportunities from the acquisition and expected plans for the integration of Reconnex’s products, McAfee’s positioning for continuing industry leadership and solid performance in the second half of 2008, business strategy, business momentum, market position, relationships and opportunities, McAfee’s expectations regarding growth opportunities, the benefits of strategic relationships or partnerships, the benefits of McAfee’s security solutions and the industry shift to security suites. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, further risks may arise from governmental inquiries into our past stock option granting practices, including but not limited to, potential fines and penalties, and disruptions to our ongoing business and significant legal, litigation, accounting, tax and other expenses. In addition, actual results are subject to other risks, including that McAfee may not achieve its planned revenue realization rates, succeed in its efforts to grow its business or combat effectively the security threats of the future, build upon its technology leadership, leverage its relationships and opportunities to the degree expected, or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its acquisitions, strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company’s product or technical support offerings, the company’s product and service offerings may not continue to interoperate effectively with newly developed operating systems, the company may experience delays in product development or the release of previously announced products, the company may experience delayed or lost bookings and revenue as a result of outages in integrated systems on which it is highly dependent, the company may not satisfactorily anticipate or meet its customers’ needs or expectations, or the industry shift to security suites are not adopted to the extent anticipated. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations, currency fluctuations and macro and other economic conditions both in the United States and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee’s filings with the SEC including its quarterly report on Form 10-Q for the period ended March 31, 2008. McAfee does not undertake to update any forward looking statements.

About McAfee, Inc.:

McAfee, Inc., headquartered in Santa Clara, California, is the world's largest dedicated security technology company. It delivers proactive and proven solutions and services that secure systems and networks around the world, allowing users to browse and shop the Web securely. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector and service providers by enabling them to comply with regulations, protect data, prevent disruptions, identify vulnerabilities and continuously monitor and improve their security. http://www.mcafee.com.

# # #

McAfee, SiteAdvisor, IntruShield and/or other noted McAfee related products contained herein are registered trademarks or trademarks of McAfee, Inc., and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. Any other non-McAfee related products, registered and/or unregistered trademarks contained herein are only by reference and are the sole property of their respective owners. © 2008 McAfee, Inc. All rights reserved.

SOURCE McAfee, Inc.

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Preliminary and unaudited)

	June 30,	December 31,
	2008	2007

Assets:
Cash and marketable securities	$1,131,327	$1,318,802
Restricted cash	573	571
Accounts receivable, net	201,692	231,527
Prepaid expenses, income taxes and other current assets	238,328	187,103
Property and equipment, net	97,721	94,670
Deferred taxes	565,783	577,530
Goodwill, intangibles and other long term assets, net	1,075,042	1,003,900
Total assets	$3,310,466	$3,414,103

Liabilities:
Accounts payable	$38,946	$45,858
Accrued liabilities	365,573	330,166
Deferred revenue	1,085,838	1,044,513
Accrued taxes and other long term liabilities	87,032	88,241
Total liabilities	1,577,389	1,508,778

Stockholders' Equity:
Common stock	1,787	1,732
Treasury stock	(705,457)	(303,270)
Additional paid-in capital	1,953,809	1,810,290
Accumulated other comprehensive income	40,868	32,498
Retained earnings	442,070	364,075
Total stockholders' equity	1,733,077	1,905,325
Total liabilities and stockholders' equity	$3,310,466	$3,414,103

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Preliminary and unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net revenue	$396,758	$314,830	$766,399	$629,708

Cost of net revenue (1)	76,376	62,869	152,752	124,553
Amortization of purchased technology and patents	13,357	8,515	26,917	16,884

Gross profit	307,025	243,446	586,730	488,271

Operating costs:

Research and development (1)	61,895	52,774	120,203	105,484

Marketing and sales (1)	128,720	94,908	246,795	187,804

General and administrative (1)	47,626	41,969	89,219	86,654

Amortization of intangibles	5,636	3,556	10,976	6,238

Legal settlement	9,000	-	9,000	-

Acquisition related costs	1,635	2,410	3,327	4,660

SEC and compliance costs	266	9,148	1,642	14,200

Loss on sale/disposal of assets and technology	64	7	67	11

Restructuring (benefits) charges	(2,214)	(77)	(2,143)	3,049

Total operating costs	252,628	204,695	479,086	408,100

Income from operations	54,397	38,751	107,644	80,171

Interest and other income, net	13,040	18,866	28,537	33,290
Impairment of marketable securities	(2,570)	-	(2,570)	-

Income before provision for income taxes	64,867	57,617	133,611	113,461

Provision for income taxes	17,041	9,573	55,616	22,067

Net income	$47,826	$48,044	$77,995	$91,394

Net income per share - basic	$0.30	$0.30	$0.49	$0.57
Net income per share - diluted	$0.30	$0.29	$0.48	$0.56

Shares used in per share calculation - basic	158,770	159,800	159,882	159,799
Shares used in per share calculation - diluted	161,553	163,814	163,367	163,487

(1)	The Company accounts for stock compensation expense under SFAS 123R, “Share-Based Payment", which requires stock compensation expense to be recognized based on grant date fair value.

Cash and non-cash stock-based compensation charges are included as follows:
Cost of net revenue	$1,026	$740	$1,470	$1,955
Research and development	4,445	3,293	8,066	8,265
Marketing and sales	9,115	4,812	12,863	13,325
General and administrative	5,090	2,904	9,153	9,142
	$19,676	$11,749	$31,552	$32,687

McAFEE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Preliminary and unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2008	2007	2008	2007
Net revenue:
GAAP net revenue		$396,758	$314,830	$766,399	$629,708

Gross profit:
GAAP gross profit		$307,025	$243,446	$586,730	$488,271
Non-cash stock-based compensation charges and stock-based compensation charges related to tender offer	(A)	1,026	659	1,491	1,870
Amortization of purchased technology and patents	(B)	13,357	8,515	26,917	16,884
Non-GAAP gross profit		$321,408	$252,620	$615,138	$507,025

Operating income:
GAAP operating income		$54,397	$38,751	$107,644	$80,171
Non-cash stock-based compensation charges and stock-based compensation charges related to tender offer	(A)	19,676	9,790	31,934	30,497
Amortization of purchased technology and patents	(B)	13,357	8,515	26,917	16,884
Amortization of intangibles	(B)	5,636	3,556	10,976	6,238
Legal settlement	(C)	9,000	-	9,000	-
Acquisition related costs	(D)	1,635	2,410	3,327	4,660
SEC and compliance costs	(E)	266	9,148	1,642	14,200
Loss on sale/disposal of assets and technology	(F)	64	7	67	11
Restructuring (benefits) charges	(G)	(2,214)	(77)	(2,143)	3,049
Change in fair value of stock-based liability awards	(H)	-	1,915	(5,483)	1,915
Non-GAAP operating income		$101,817	$74,015	$183,881	$157,625

Net income:
GAAP net income		$47,826	$48,044	$77,995	$91,394
Non-cash stock-based compensation charges and stock-based compensation charges related to tender offer	(A)	19,676	9,790	31,934	30,497
Amortization of purchased technology and patents	(B)	13,357	8,515	26,917	16,884
Amortization of intangibles	(B)	5,636	3,556	10,976	6,238
Legal settlement	(C)	9,000	-	9,000	-
Acquisition related costs	(D)	1,635	2,410	3,327	4,660
SEC and compliance costs	(E)	266	9,148	1,642	14,200
Loss on sale/disposal of assets and technology	(F)	64	7	67	11
Restructuring (benefits) charges	(G)	(2,214)	(77)	(2,143)	3,049
Change in fair value of stock-based liability awards	(H)	-	1,915	(5,483)	1,915
Impairment of marketable securities	(I)	2,570	-	2,570	-
Provision for income taxes	(J)	17,041	9,573	55,616	22,067

Non-GAAP income before provision for income taxes		114,857	92,881	212,418	190,915

Non-GAAP provision for income taxes	(K)	31,011	25,078	57,353	51,547
Non-GAAP net income		$83,846	$67,803	$155,065	$139,368

Net income per share - diluted: *
GAAP net income per share - diluted		$0.30	$0.29	$0.48	$0.56
Non-cash stock-based compensation charges and stock-based compensation charges related to tender offer adjustment per share per share	(A)	0.12	0.06	0.20	0.19
Other adjustments per share	(B)-(K)	0.10	0.06	0.28	0.11

Non-GAAP net income per share - diluted		$0.52	$0.41	$0.95	$0.85

Shares used to compute Non-GAAP net income per share - diluted		161,553	163,814	163,367	163,487

*
Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (K).

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)
(Preliminary and unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$47,826	$48,044	$77,995	$91,394
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,723	20,368	57,212	40,646
Impairment of marketable securities	2,570	-	2,570	-
Provision for (recovery of) doubtful accounts, net	35	160	337	(124)
Non-cash restructuring (benefits) charges	(2,495)	(79)	(2,776)	1,286
Discount amortization on marketable securities	(46)	(1,207)	(1,136)	(2,638)
Loss on sale of assets and technology	64	7	67	11
Gain on sale of investments	(2,789)	(151)	(5,251)	(260)
Deferred income taxes	(16,007)	(3,493)	18,580	3,175
(Decrease) increase in fair value of options accounted for as liabilities	-	1,915	(5,483)	1,915
Non-cash stock-based compensation expense	19,676	9,790	31,333	30,497
Excess tax benefits from stock-based compensation	(2,944)	-	(12,464)	(12)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(20,768)	(14,359)	37,860	10,090
Prepaid expenses, prepaid taxes and other assets	(7,077)	(2,615)	(31,207)	(5,405)
Accounts payable	(2,295)	228	(10,036)	1,330
Accrued taxes and other liabilities	25,342	15,820	(7,518)	9,552
Deferred revenue	9,813	10,892	919	5,644
Net cash provided by operating activities	79,628	85,320	151,002	187,101

Cash flows from investing activities:
Purchase of marketable securities	(53,270)	(179,227)	(231,322)	(346,873)
Proceeds from sales of marketable securities	247,256	61,475	378,367	111,513
Proceeds from maturities of marketable securities	110,393	112,377	245,197	217,401
Acquisitions, net of cash acquired	-	-	(55,041)	-
Decrease (increase) in restricted cash	10	41	(2)	393
Purchase of patents	-	(9,300)	-	(9,300)
Purchase of property, equipment and leasehold improvements	(10,508)	(8,700)	(21,001)	(18,850)
Proceeds from the sale of assets and technology	-	-	-	4,105
Net cash provided by (used in) investing activities	293,881	(23,334)	316,198	(41,611)

Cash flows from financing activities:
Proceeds from issuance of common stock from option plans	33,367	-	87,044	-
Excess tax benefits from stock-based compensation	2,944	-	12,464	12
Repurchase of common stock	(255,721)	-	(382,896)	(196)
Net cash used in financing activities	(219,410)	-	(283,388)	(184)
Effect of exchange rate fluctuations on cash	(5,785)	3,719	24,656	7,651

Net increase in cash and cash equivalents	148,314	65,705	208,468	152,957
Cash and cash equivalents at beginning of period	454,312	476,879	394,158	389,627
Cash and cash equivalents at end of period	$602,626	$542,584	$602,626	$542,584

Non-cash investing and financing activities:
Unrealized loss on marketable securities, net	$3,573	$566	4,510	$97
Accrual for purchase of property, equipment and leasehold improvements	$3,676	$748	5,058	$4,676
Accrual for intangibles	$-	$(9,300)	-	$-
Fair value of assets acquired in business combination, excluding cash acquired	$89	$-	64,363	$-
Liabilities assumed in business combination	$89	$-	14,062	$-
Accrued purchase price	$-	$-	1,268	$-
Modification of stock options - reclassification from equity to liability	$-	$-	-	$4,326
Exercise of stock options - reclassification from liability to equity awards	$-	$-	16,994	$-
Unsettled repurchases of common stock	$19,291	$-	19,291	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$4,179	$4,888	13,334	$15,576
Cash received from income tax refunds	$1,566	$10,717	3,471	$11,830

Items (A) through (K) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income” and “Net income per share - diluted” correspond to the categories explained in further detail below under paragraphs (A) through (K).

While we currently do not believe a non-GAAP net revenue metric is meaningful, GAAP net revenue has been provided to enable an understanding of the relationships between GAAP net revenue and the GAAP and non-GAAP financial measures included in the table above. As an example, this facilitates non-GAAP expense to revenue analysis. The non-GAAP financial measures are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share - diluted, which adjust for the following items: non-cash stock-based compensation charges and stock-based compensation charges related to tender offer, amortization of purchased technology, patents and intangibles, acquisition related costs, SEC and compliance costs, loss on sale/disposal of assets and technology, restructuring (benefits) charges, change in fair value of stock-based liability awards, impairment of marketable securities, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

(A)
Non-cash stock-based compensation charges and stock-based compensation charges related to tender offer consist of non-cash charges relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and out Employee Stock Purchase Plan determined in accordance with SFAS 123R. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of non-cash stock-based compensation allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results. The amount in 2008 also includes stock-based compensation charges related to the tender offer.

(B)
Amortization of purchased technology, patents, and intangibles are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(C)
Legal settlement is a settlement related to a patent legal matter. The Company's management excludes this charge when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes this amount when presenting non-GAAP financial measures.

(D)
Acquisition related costs vary significantly in size and amount and are disregarded by the Company’s management when evaluating and predicting earnings trends because these charges are unique to specific acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(E)
SEC and compliance costs are charges related to discrete and unusual events where the Company has incurred significant compliance costs and which, in the Company’s view, are not incurred in the ordinary course of operations. Recent examples of such charges include costs related to the special committee investigation into the Company’s past stock option granting practices. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(F)
Loss on sale/disposal of assets and technology relate to the sale or disposal of assets of the Company. These gains or losses can vary significantly in size and amount. The Company’s management excludes these gains or losses when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these items when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these charges on its operating results.

(G)
Restructuring (benefits) charges include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company’s business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company’s restructuring plan. In addition, the Company’s assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(H)
Change in fair value of stock-based liability awards constitutes the expense or benefit associated with the change in fair value of stock-based liability awards at the end of the each reporting period. The Company’s management excludes these (benefits) costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these amounts when presenting non-GAAP financial measures.

(I)
Impairment of marketable securities constitutes the “other than temporary” decline in the fair value of the Company’s available-for-sale securities. The Company’s management excludes this loss when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes this loss when presenting non-GAAP financial measures.

(J)	Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes.

(K)
Non-GAAP provision for income taxes reflects a 27% non-GAAP effective tax rate used by the Company’s management to calculate non-GAAP net income. Management believes that the 27% effective tax rate in each respective period is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

McAFEE, INC. AND SUBSIDIARIES
PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED
GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE
(Preliminary and unaudited)

	Q3 FY'08	FY'08
Projected GAAP revenue range	$390M - $400M	$1,535M - $1,585M
Projected net income per share reconciliation:
Projected GAAP net income per share range - diluted	$0.27 - $0.32	$1.12 - $1.22
Add back:
Projected non-cash stock-based compensation adjustment per share, net of tax (1)	$0.11 - $0.15	$0.41 - $0.51
Projected other adjustments per share, net of tax (2)	$0.03 - $0.07	$0.27 - $0.37
Projected non-GAAP net income per share range - diluted*	$0.46 - $0.50	$1.90 - $2.00

*
We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)
Non-cash stock-based compensation charges consist of non-cash charges relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan determined in accordance with SFAS 123R. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of non-cash stock-based compensation allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results.

(2)
Other adjustments include amortization of purchased technology, patents, and intangibles, SEC and compliance costs, restructuring charges, acquisition related costs, loss/gain on sale/disposal of assets and technology, income taxes and certain other items. We exclude these items because we believe they are not directly related to the operation of our business. A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (B) through (K) above under the table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED REVENUE BY PRODUCT GROUPS
(in thousands)
(Preliminary and unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2008		March 31, 2008		December 31, 2007		September 30, 2007		June 30, 2007
McAfee Corporate	$239,998	60%	$216,411	59%	$215,295	60%	$185,690	58%	$182,400	58%
McAfee Consumer	156,760	40%	153,230	41%	141,231	40%	136,296	42%	132,430	42%
Total McAfee	$396,758	100%	$369,641	100%	$356,526	100%	$321,986	100%	$314,830	100%